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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements Form S-8 No. 33-88716, Form S-8 No. 333-06003, Form S-3 No. 333-02846, Form S-3 No.
333-29797, Form S-3 No. 333-36089, Form S-3 No. 333-41731, Form S-3 No.
333-56601 and Form S-3 No. 333-77337 of our report dated February 26, 1999 (except Note 3, as to which the date is March 31, 1999), with respect to the financial statements and schedule of Illinois Superconductor Corporation included in the Annual Report on Form 10-K for the year ended December 31, 1998, as amended by the Form 10-K/A.

                                                      /s/  Ernst & Young LLP
                                                      ----------------------
                                                      Ernst & Young LLP

Chicago, Illinois
June 15, 1999